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                                                               EXHIBIT 10-13


                         PARTNERSHIP UNIT DESIGNATION OF
                      SERIES F CONVERTIBLE PREFERRED UNITS

         The following is a statement of the designations, qualifications, special or relative rights and privileges of the Series F Convertible Preferred Units of American Real Estate Investment, L.P. (the "PARTNERSHIP"). Capitalized terms used but not otherwise defined in this Partnership Unit Designation shall have the same meanings ascribed to them in the Partnership's Amended and Restated Agreement of Limited partnership, dated as of December 12, 1997, and any amendments thereto (collectively, the "PARTNERSHIP AGREEMENT").

         SECTION 1. NUMBER OF PREFERRED UNITS AND DESIGNATION. This designation for the class of Preferred Units authorized by this Partnership Unit Designation shall be designated as Series F Convertible Preferred Units (the "SERIES F PREFERRED UNITS"). The number of Series F Preferred Units shall be eight hundred thousand (800,000), which number may be decreased (but not below the number thereof then outstanding) from time to time by the General Partner.

         SECTION 2. DEFINITIONS. For purposes of this Partnership Unit Designation of the Series F Preferred Units, the following terms shall have the meanings indicated:

         "ACT" shall mean the Securities Act of 1933, as amended.

         "BOARD OF DIRECTORS" shall mean the Board of Directors of the General Partner or any committee authorized by such Board of Directors to perform any of its responsibilities with respect to the Series F Preferred Units.

         "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

         "CHANGE IN CONTROL" shall mean any merger or consolidation of the General Partner in which (x) one or more entities which are not affiliates of the General Partner or the Partnership acquire more than 50% of the General Partner's outstanding voting equity securities or as a result of which stockholders of the General Partner immediately before such merger or consolidation hold, immediately after such merger or consolidation, less than 50% of the surviving entity's outstanding common stock.

         "COMMON SHARES" shall mean the shares of common stock, par value $.001 per share, of the General Partner.

         "CURRENT MARKET PRICE" shall mean, with respect to the Common Shares, on any date specified herein, the average of the Market Price during the period of the most recent ten consecutive trading days ending on such date.



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         "DISTRIBUTION PAYMENT DATE" shall have the meaning set forth in
Section 3(b).

         "DISTRIBUTION PERIODS" shall mean quarterly distribution periods commencing on February 1, May 1, August 1 and November 1 of each year and ending on and including the day preceding the first day of the next succeeding Distribution Period (other than the initial Distribution Period, which shall commence on the Issue Date and end on and include October 31,
1999).

         "GENERAL PARTNER" shall mean American Real Estate Investment Corporation, a Maryland corporation and the general partner of the Partnership.

         "ISSUE DATE" shall mean the first date on which any Series F Preferred Units are issued.

         "JUNIOR UNITS" shall have the meaning set forth in Section 7 hereof.

         "LIQUIDATION" shall mean (i) a dissolution or winding up of the General Partner or the Partnership, whether voluntary or involuntary, (ii) a consolidation or merger of the General Partner or the Partnership with and into one or more entities which are not affiliates of the General Partner which results in a Change in Control, or (iii) a sale or transfer of all or substantially all of the General Partner's or the Partnership's assets other than to an affiliate of the General Partner or the Partnership.

         "LIQUIDATION PREFERENCE" shall have the meaning set forth in Section 4(a) hereof.

         "MARKET PRICE" shall mean, with respect to the Common Shares on any date, the last reported sales price, regular way on such day, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way on such day, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the American Stock Exchange ("AMEX") or, if the Common Shares are not listed or admitted for trading on AMEX, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Shares are listed or admitted for trading or, if the Common Shares are not listed or admitted for trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the NASD Automated Quotation System or, if such system is no longer in use, the principal other automated quotation system that may then be in use, or if the Common Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker regularly making a market in the Common Shares selected for such purpose by the Board of Directors or, if there is no such professional market maker, such amount as the Board of Directors determines to be the value of a Common Share.

         "OP UNITS" shall mean units of limited partnership interest in the Partnership that are not Preferred Units.

         "PREFERRED STOCK" shall mean the preferred stock, par value $.001 per share, of the General Partner.

         "PREFERRED UNITS" shall mean any units issued by the Partnership that may be issued in

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one or more series or classes, having such rights, possible duties and preferences as may be determined by the General Partner in its sole and absolute discretion.

         "PERSON" shall mean any individual, firm, partnership, corporation, limited liability company or other entity, and shall include any successor (by merger or otherwise) of such entity.

         "PURCHASE PRICE" shall mean Twenty-Five Dollars ($25.00) per Series E Preferred Unit issued hereunder.

         "QUALIFIED ENTITY" shall mean any Person that either (i) is or may be the issuer of senior unsecured debt securities which are rated no lower than investment grade by either Standard & Poor's Rating Service, Inc., a division of the McGraw Hill Companies, Inc. ("S&P"), or Moody's Investors Service, Inc. ("MOODY'S"), which rating may (A) relate to any outstanding issue of such debt securities or (B) relate to any unissued debt securities registered on an effective shelf registration statement or (ii) is an issuer of outstanding preferred equity securities which are rated no lower than Ba1 by Moody's or BB+ by S&P.

         "SERIES C PREFERRED SHARES" shall mean the shares of Series C Convertible Preferred Stock, par value $.001 per share, of the General Partner.

         "SET APART FOR PAYMENT" shall be deemed to include, without any action other than the following, the recording by the Partnership in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of a distribution by the Partnership, the allocation of funds to be so paid on any series or class of units of the Partnership; PROVIDED, HOWEVER, that if any funds for any class or series of Junior Units or Parity Units are placed in a separate account of the Partnership or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Series F Preferred Units shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

         "TRADING DAY" shall mean any day on which the securities in question are traded on the AMEX, or if such securities are not listed or admitted for trading on the AMEX, on the principal national securities exchange on which such securities are listed or admitted, or if not listed or admitted for trading on any national securities exchange, on the Nasdaq National Market, or if such securities are not quoted on such Nasdaq National Market, in the applicable securities market in which the securities are traded.

         SECTION 3. DISTRIBUTIONS.

                  (a) The holders of Series F Preferred Units shall be entitled to receive distributions payable in cash in an amount per Series E Preferred Unit equal to the per share dividend payable on the Series C Preferred Shares. Each such distribution shall be payable to the holders of record of the Series F Preferred Units, as they appear on the records of the Partnership at the close of business on the record date for the dividend payable with respect to the Series C Preferred Shares, on any date on which cash dividends are paid on the Series C Preferred Shares (each, a "DISTRIBUTION PAYMENT DATE"). Holders of Series F Preferred Units shall not be entitled

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to any distributions on the Series F Preferred Units, whether payable in cash, property or stock, except as provided herein.

                  (b) So long as any Series F Preferred Units are outstanding, no distributions, except as described in the immediately following sentence, shall be authorized and declared or paid or set apart for payment on any series or class or classes of Parity Units (as hereinafter defined) for any period unless full cumulative distributions have been or contemporaneously are authorized and declared and paid or authorized and declared and a sum sufficient for the payment thereof set apart for such payment on the Series F Preferred Units for all Distribution Periods terminating on or prior to the Distribution Payment Date for such class or series of Parity Units. When distributions are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all distributions authorized and declared upon Series F Preferred Units and all distributions authorized and declared upon any other series or class or classes of Parity Units shall be authorized and declared ratably in proportion to the respective amounts of distributions accumulated and unpaid on the Series F Preferred Units and such Parity Units.

                  (c) So long as any Series F Preferred Units are outstanding, no distributions (other than distributions paid solely in shares of, or options, warrants or rights to subscribe for or purchase, Junior Units) shall be authorized and declared or paid or set apart for payment or other distribution authorized and declared or made upon Junior Units (as hereinafter defined), nor shall any Junior Units be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of OP Units made for purposes of and in compliance with requirements of an employee incentive or benefit plan of the General Partner, the Partnership or any subsidiary), for any consideration (or any moneys to be paid to or made available for a sinking fund for the redemption of any units) by the Partnership, directly or indirectly (except by conversion into or exchange for Junior Units), unless in each case (i) the full cumulative distributions on all outstanding Series F Preferred Units and any other Parity Units shall have been paid or set apart for payment for all past Distribution Periods with respect to the Series F Preferred Units and all past distribution periods with respect to such Parity Units and (ii) sufficient funds shall have been paid or set apart for the payment of the distribution for the current Distribution Period with respect to the Series F Preferred Units and any Parity Units .

         SECTION 4. LIQUIDATION PREFERENCE.

                  (a) In the event of any Liquidation, before any payment or distribution of the assets of the Partnership (whether capital or surplus) shall be made to or set apart for the holders of Junior Units, the holders of Series F Preferred Units shall be entitled to receive the greater of (i) an amount equal to (A) Twenty-Five Dollars ($25.00) per Series E Preferred Unit plus distributions (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holder (the "LIQUIDATION PREFERENCE"). The foregoing amount shall be subject to equitable adjustment whenever there shall occur a stock distribution, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the capital structure of the Partnership. Until the holders of the Series F Preferred Units have been paid the Liquidation Preference in full, no payment will be made to any holder of Junior Units upon Liquidation. If, upon any such Liquidation, the assets of the Partnership, or proceeds thereof, distributable among the holders of Series F Preferred Units shall be insufficient

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to pay in full the Liquidation Preference and liquidating payments on any other shares of any class or series of Parity Units, then such assets, or the proceeds thereof, shall be distributed among the holders of such Series F Preferred Units and such other Parity Units ratably in accordance with the amounts that would be payable on such Series F Preferred Units and such other Parity Units if all amounts payable thereon were paid in full.

                  (b) Subject to the rights of the holders of any Parity Units, upon any Liquidation, after payment shall have been made in full to the holders of Series F Preferred Units and any Parity Units, as provided in this Section 4, any other series or class or classes of Junior Units shall, subject to the respective terms thereof, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series F Preferred Units and any Parity Units shall not be entitled to share therein.

         SECTION 5. REDEMPTION. In the event the General Partner exercises its redemption right with respect to the Series C Preferred Shares and pays the redemption price in cash, the Partnership shall concurrently redeem a corresponding amount of Series F Preferred Units at the same redemption price paid to the General Partner for the Series C Preferred Shares.

         SECTION 6. CONVERSION.

                  (a) Upon any conversion of Series C Preferred Shares into Common Shares, the General Partner shall cause a number of Series F Preferred Units equal to the number of such converted Series C Preferred Shares to be converted by the holders thereof into OP Units. The conversion ratio in effect from time to time for the conversion of Series F Preferred Units into OP Units pursuant to this Section 6 shall at all times be equal to, and shall be automatically adjusted as necessary to reflect, the conversion ratio in effect from time to time for the conversion of Series C Preferred Shares into Common Shares.

                  (b) No fractional OP Units shall be issued upon conversion of Series F Preferred Units. Instead of any fractional OP Units that would otherwise be deliverable upon the conversion of Series F Preferred Units, the Partnership shall pay to the holder of such converted units an amount in cash equal to the cash payable to a holder of an equivalent number of converted Series C Preferred Shares in lieu of fractional shares of Common Shares.

         SECTION 7. RANKING.

                  (a) Any class or series of units of the Partnership shall be deemed to rank:

                           (i)      prior to the Series F Preferred Units, as
to the payment of distributions and as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of distributions or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series F Preferred Units;

                           (ii)     on a parity with the Series F Preferred
Units, as to the payment of

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distributions and as to the distribution of assets upon liquidation, dissolution or winding up, whether or not the distribution rates, Distribution Payment Dates or redemption or liquidation prices per share thereof be different from those of the Series F Preferred Units, if the holders of Partnership Units of such class or classes and the Series F Preferred Units shall be entitled to the receipt of distributions and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid distributions per share or liquidation preferences, without preference or priority one over the other ("PARITY UNITS"); and

                           (iii) junior to the Series F Preferred Units, as
to the payment of distributions and as to the distribution of assets upon liquidation, dissolution or winding up, if such class shall be OP Units or other Common Partnership Unit ("JUNIOR UNITS") or if the holders of Series F Preferred Units shall be entitled to receipt of distributions or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Partnership Units of such class or classes.

                  (b) The Series F Preferred Units shall be deemed to rank on a parity with the Series A Convertible Preferred Units, Series B Convertible Preferred Units, Series C Convertible Preferred Units, Series D Convertible Preferred Units of the Partnership and Series E Convertible Preferred Units of the Partnership.

         SECTION 8. VOTING. The holders of Series F Preferred Units shall have no voting rights whatsoever, except for the (i) any voting rights to which they may be entitled under the laws of the State of Delaware, and (ii) as follows:

                  (a) So long as any Series F Preferred Units are outstanding, the affirmative vote of at least two-thirds (2/3) of the votes entitled to be cast by the holders of Series F Preferred Units, at the time outstanding, voting as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

                           (i)      Any amendment, alteration or repeal of
any of the provisions of the Partnership Agreement (including this Partnership Unit Designation or any provision hereof) whether by merger, consolidation or otherwise that materially and adversely affects the voting powers, rights or preferences of the holders of the Series F Preferred Units; PROVIDED, HOWEVER, that (A) the amendment of the provisions of the Partnership Agreement (including this Partnership Unit Designation or any provision hereof) so as to authorize or create or to increase the authorized amount of, any Junior Units or any Parity Units or OP Units, shall not be deemed to materially and adversely affect such powers, preferences or special rights shall not be deemed to materially adversely affect the voting powers, rights or preferences of the holders of Series F Preferred Units and (B) any filing with the Secretary of State of the State of Delaware by the Partnership in connection with a merger, consolidation or sale of all or substantially all of the assets of the Partnership which does not include an amendment to the Partnership Agreement (including this Partnership Unit Designation or any provision hereof) shall not be deemed to be an amendment, alteration or repeal of any of the provisions of the Partnership Agreement (including this Partnership Unit Designation or any provision hereof) provided that (i) the Partnership is the surviving entity and the Series F Preferred Units remain outstanding with the

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terms thereof unchanged or (ii) the resulting, surviving or transferee entity is a partnership, limited liability company or other like entity organized under the laws of any state and substitutes for the Series F Preferred Units, other preferred units having substantially the same terms and the same rights as the Series F Preferred Units including, with respect to distributions, voting rights, conversion rights and rights upon liquidation, distribution or winding up; or

                           (ii)     The authorization or creation of, or the
increase in the authorized amount of, any class or series of Preferred Units of the Partnership or any security convertible into any class or series of Preferred Units of the Partnership ranking prior to the Series F Preferred Units in the distribution of assets on any liquidation, dissolution or winding up of the Partnership or in the payment of distributions;

PROVIDED, HOWEVER, that no such vote of the holders of Series F Preferred Units under this Section 8(a) shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such prior Preferred Units is to occur, as the case may be, provision is made for the redemption of all Series F Preferred Units, as the case may be, at the time outstanding in accordance with Section 5 hereof.

                  (b) Each Series E Preferred Unit shall have one (1) vote per unit.

         SECTION 9. RESTRICTIONS ON OWNERSHIP. The Series F Preferred Units shall be owned and held solely by the General Partner.

         SECTION 10. ALLOCATIONS. Allocations of the Partnership's items of income, gain, loss and deduction shall be allocated among the holders of Series F Preferred Units in accordance with Article VI of the Partnership Agreement.

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         IN WITNESS WHEREOF, this Partnership Unit Designation has been duly executed by the General Partner on behalf of the Partnership as of the day and year set forth below.

         DATED: September 27, 1999            GENERAL PARTNER

                                              AMERICAN REAL ESTATE INVESTMENT
                                                 CORPORATION

                                              By: /s/ STEPHEN J. BUTTE
                                                 ---------------------
                                                 Name: Stephen J. Butte
                                                 Title: Vice President